                                                     Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                ADE CORPORATION
            (Exact name of registrant as specified in its charter)


          MASSACHUSETTS                                   04-2441829
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification Number)

                                 80 Wilson Way
                              Westwood, MA 02090
                                (781) 467-3500
                              fax: (781) 467-0500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                                ROBERT C. ABBE,
                     President and Chief Executive Officer
                                ADE Corporation
                                 80 Wilson Way
                              Westwood, MA 02090
                                (781) 467-3500
                              fax: (781) 467-0500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                   Copy to:

                         WILLARD G. MCGRAW, JR., ESQ.
                            Warner & Stackpole LLP
                                75 State Street
                               Boston, MA 02109
                                (617) 951-9000
                              fax: (617) 951-9151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

Title of Each Class of Securities to be   Amount to be            Proposed Maximum        Proposed Maximum        Amount of
Registered                                Registered (1)          offering Price Per      Aggregate offering      Registration Fee
                                                                  Share (2)               Price (2)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share    669,000 shares          $19.00                  $12,711,000             $3,749.75
------------------------------------------------------------------------------------------------------------------------------------


(1) All of the 669,000 shares being registered hereunder are being offered by stockholders of the Company.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the Registrant's Common Stock on February 12, 1998 as reported by Nasdaq.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                                           Subject to Completion
                                                               February 18, 1998


                                ADE Corporation
                                 80 Wilson Way
                              Westwood, MA 02090

                                669,000 SHARES
                                 COMMON STOCK

     This Prospectus relates to the offer and sale of 669,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of ADE Corporation, a Massachusetts corporation ("ADE" or the "Company"), by certain stockholders of the Company (the "Selling Stockholders").

     The Shares may be sold by the Selling Stockholders from time to time through broker-dealers acting as agents or as principals for their own accounts or in private sales. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

     The Common Stock is quoted on the Nasdaq National Market under the symbol "ADEX." On February 3, 1998, the last reported sale price of the Common Stock was $16.9688 per share.

                       ---------------------------------


        The Common Stock offered hereby involves a high degree of risk.
                    See "Risk Factors" beginning on page 5.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



              The date of this Prospectus is February 18, 1998

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Available Information.................................................        3
Incorporation of Certain Information by Reference.....................        3
The Company...........................................................        5
Risk Factors..........................................................        6
Selling Stockholders..................................................        12
Plan of Distribution..................................................        12
Legal Matters.........................................................        13
Experts...............................................................        13


     No person has been authorized in connection with the offering made hereby to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, like the Company, that file electronically with the Commission. The Company's Common Stock is quoted on the Nasdaq National Market, and reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1500.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in such instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portion of documents filed by the Company with the Commission (Commission File No. 0-26714) are hereby incorporated by reference in this Prospectus: (a) Annual Report on Form 10-K for the fiscal year ended April 30, 1997; (b) Quarterly Reports on Form 10-Q for the quarters ended July 31, 1997 and October 31, 1997; (c) Current Report on Form 8-K filed with the Commission on November 4, 1997; and (d) the description of the Company's Common Stock which is contained in its Registration Statement on Form 8-A filed with the Commission on August 30, 1995.

     All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the original filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

           The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents or portion of documents which are incorporated by reference in this Prospectus (other than exhibits to such documents or portions of documents, unless such exhibits are specifically incorporated by reference into the documents or portions of documents that this Prospectus incorporates). Requests should be submitted by telephone to (781) 467-3500 or in writing to: ADE Corporation, 80 Wilson Way, Westwood, MA 02090, Attention: Mark D. Shooman, Vice President and Chief Financial Officer.

           ADE, UltraGage, UltraScan, WaferCheck and WIS are registered trademarks of the Company, and the ADE logo is a trademark of the Company.

                                  The Company

           ADE Corporation is a leading supplier of metrology and inspection systems for the silicon wafer and computer disk manufacturing industries. The Company's systems analyze and report product quality certification data that is relied upon by semiconductor and computer disk manufacturers. The Company's systems also are used in the fabrication of integrated circuits.

           The Company was incorporated in Massachusetts in 1967. The Company's principal executive offices are located at 80 Wilson Way, Westwood, Massachusetts 02090, and its telephone number is (781) 467-3500.


                                  RISK FACTORS


           Prospective investors should consider carefully the following risk factors in addition to the other information concerning the Company and its business contained in this Prospectus, before purchasing the shares of Common Stock offered hereby.

           Cyclicality of the Company's Business. The Company's business depends in large part upon the capital expenditures of semiconductor wafer and device and computer hard disk and disk drive manufacturers, which in turn depend on the current and anticipated market demand for integrated circuits, products utilizing integrated circuits and systems requiring hard disk drives, respectively. The semiconductor and hard disk industries are cyclical and have historically experienced periodic downturns, which have had a severe effect on the demand for capital equipment. Principal companies in the disk drive industry have recently announced less than expected demand for their disk drive products. Prior semiconductor and hard disk industry downturns and construction of excess capacity by the industry have adversely affected the Company's revenues, gross margin and net income and have also adversely affected the market price for the Company's Common Stock. No assurance can be given that the Company will continue to achieve the revenue growth it has experienced in recent years. In addition, the need for continued investment in research and development and extensive customer service and support capability worldwide will limit the Company's ability to reduce expenses in the event of a downturn in the industry.

           Fluctuations of Quarterly Operating Results. The Company's quarterly operating results have varied and may continue to vary significantly. The Company's quarterly revenues typically are derived from a relatively small number of customer orders. These customer orders often consist of multiple systems, each of which are priced between approximately $100,000 and $750,000. As a result, the timing of significant orders or a reduction in the number of systems shipped in a quarter could have a material effect on the Company's revenues and results of operations for that quarter. The results for a particular quarter may also vary due to a number of factors, including economic conditions in the semiconductor and hard disk industries, the timing of shipments of orders to major customers, the mix of products sold by the Company, competitive pricing pressures and the Company's ability to design, introduce and manufacture new products on a cost effective and timely basis. Moreover, customers may cancel or reschedule shipments, and production difficulties or the inability to obtain critical components could delay shipments. In addition, the Company's product sales have fluctuated, and are likely to continue to fluctuate, based on seasonal factors, such as customers' capital budget approval cycles, among others. These factors could have a material adverse effect on the Company's results of operations. The Company has increased its research and development spending in recent periods, in part to support its development of systems for next-generation 300 millimeter semiconductor wafers. The Company's expense levels are fixed in advance and based in part on its expectations as to future revenues. As a consequence, any material shortfall in revenue in a given quarter could have a material adverse effect on the Company's earnings.

           Rapid Technological Change and Introduction of New Products. The market for semiconductor wafer and device and computer hard disk metrology and inspection equipment is characterized by rapid technological advances, changing customer requirements, evolving industry standards and frequent new product introductions and enhancements. The Company's future success will depend in large part on the Company's ability to enhance its current products and to develop and introduce new products that keep pace with technological developments, achieve market acceptance and respond to customer requirements that are constantly evolving. New product introductions may contribute to fluctuations in quarterly operating results, as customers may defer ordering products from the Company's existing product lines. If new products have reliability or quality problems, then reduced orders, higher manufacturing costs, delays in collecting accounts receivable and additional service and warranty expense may result. Responding to rapid technological change and the need to develop and introduce new products to meet customers' expanding needs and evolving industry standards will require the Company to make substantial investments in research and product development. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements or any significant delays in product development or introduction could result in a loss of competitiveness and could materially adversely affect the Company's operating results. There can be no assurance that the Company will successfully develop and manufacture new products or that any product enhancements or new products developed by the Company will gain market acceptance. The semiconductor wafer industry is currently undergoing a gradual evolution from 200 millimeter to 300 millimeter wafers. Wafer manufacturers are beginning to establish pilot production lines and specifications for the manufacture of 300 millimeter wafers. The Company is currently developing product enhancements and new products designed to meet increasing demand for metrology and inspection equipment for 300 millimeter wafers. One of the Company's competitors recently began shipping an optical inspection product for 300 millimeter wafers. Until the Company begins shipping its next generation product, the Company's sales of its wafer inspection systems could be adversely affected. There can be no assurance that the Company will be able to develop enhancements and new products successfully or in time to meet emerging demand, or that enhancements and new products developed by the Company will be accepted by the Company's customers.

           Asian Economic Downturn. In recent months there have been serious economic problems in the Far East. The Company's business depends in large part upon the capital expenditures of semiconductor wafer and device manufacturers, many of whom have operations in the Far East. There can be no assurance that the Company's sales will not be affected adversely in the future as a result of the economic problems in that area of the world.

           Competition. The semiconductor and computer hard disk equipment industries are highly competitive. There can be no assurance that companies with complementary technologies and greater financial resources will not enter these industries and develop products that are superior to the Company's products or achieve market acceptance. In the market for optical defect inspection equipment, the Company competes directly with Hitachi Electronics Engineering Co., Ltd. and KLA-Tencor Corporation, both of which have significantly greater financial resources than the Company. In the metrology area of the device industry, the Company has encountered, and expects to encounter in the future, competition from companies offering similar and competing technologies, some of which have significantly greater financial resources than the Company or an existing market presence in the device industry, or both. The Company also expects to encounter intense competition in the areas of metrology and inspection for the hard disk industry. The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price/performance characteristics. Competitive pressures often necessitate price reduction which can adversely affect operating results. In order to remain competitive, the Company must maintain a high level of investment in research and development and sales, marketing and service. There can be no assurance that the Company will have sufficient resources to continue to make such investment or that the Company will be able to make the technological advances necessary to remain competitive. Currently, the Company's lead times for the delivery of products to its customers are longer than the industry average, and, as a consequence, the Company has in a limited number of cases failed to obtain customer orders. Although the Company is taking steps to reduce lead times, there can be no assurance that the Company will be successful in sufficiently reducing its lead times. The failure to sufficiently reduce lead times may result in lost business in the future and may have an adverse impact on the Company's business and results of operations.

           KLA Corporation recently acquired a competitor of the Company in the market for optical defect inspection equipment, Tencor Corporation, to form KLA-Tencor Corporation. The Company expects that similar acquisitions and business combinations by competitors and potential competitors of the Company, in the metrology as well as in the defect inspection markets, may continue in the future. Acquisitions by the Company's competitors and potential competitors could allow them to offer new products without the lengthy time delays typically associated with internal product development, which could afford such competitors and potential competitors an advantage in meeting customers' demands. Such acquisitions by others could also have the effect of limiting the Company's access to commercially significant technologies. The greater resources, including financial and marketing and support resources, of competitors engaged in these acquisitions could permit them to accelerate the development and commercialization of new competitive products and the marketing of existing competitive products to their larger installed bases. Accordingly, such business combinations and acquisitions by competitors and potential competitors could have an adverse impact on both the

Company's market share and the pricing of its products, which could have a material adverse effect on the Company's business and results of operations.

           The Company relies upon a combination of internal product development and partnerships with certain other companies to broaden its product line to meet customer demand. The increasing competitiveness within the industry, together with acquisitions by the Company and its competitors of businesses possessing complementary technologies, could materially limit the Company's ability to continue to partner with other companies for new or complementary products, which could have a material adverse effect upon the Company's ability to offer in a timely manner products that meet customers' needs.

           Management of Growth. The Company has been experiencing a period of significant growth that could place a strain on its management and other resources. To support the Company's growth, the Company will need to hire more engineering, manufacturing, sales and marketing, and support and administrative personnel, expand customer service capabilities, and update or expand management information systems, procedures and controls. Competition for the necessary personnel in the Company's industries is high. There can be no assurance that the Company will be able to attract and retain the necessary personnel to accomplish its growth strategies or that it will be able to satisfy customer demand in a timely fashion and satisfactorily support its customers and operations or that its information systems, procedures and controls will be adequate to support the Company's operations. If the Company's management is unable to manage growth effectively, the Company's business, operating results and financial condition could be materially adversely affected.

           Customer and Industry Concentration. A relatively limited number of customers have historically accounted for a substantial portion of the Company's revenues in each year. In fiscal years 1995, 1996 and 1997, sales to the Company's top five customers in each period, all of which are in the semiconductor wafer industry, accounted for approximately 51%, 45% and 50%, respectively, of the Company's revenue. In fiscal 1997, one of the Company's customers accounted for 16% of the Company's revenue. The loss of or any reduction in orders by any of these customers, including reductions due to market, economic or competitive conditions in the semiconductor industry or in other industries that manufacture products utilizing semiconductors, could adversely affect the Company's business, financial condition and results of operations. In each of the last three fiscal years the Company has derived over 70% of its revenue, including approximately 77% in fiscal 1997, from customers in the semiconductor wafer industry. While the Company is focusing on expanding the level of its business in the device and hard disk industries, there can be no assurance that the Company's efforts will be successful. The Company's ability to maintain or increase its sales levels in the future will depend in part upon its ability to obtain orders from new customers as well as the financial condition and success of its existing customers and the general economy. There can be no assurance that the Company will be able to maintain or continue to increase the level of its revenues in the future or that the Company will be able to retain existing customers or to attract new customers. In addition, given the limited number of customers, any delay in collecting, or inability to collect accounts receivable could have a material adverse effect on the Company's financial results.

           Dependence on Suppliers. Certain of the components and subassemblies, including certain system controllers and robotics components, incorporated in the Company's systems are obtained from a single source or a limited group of suppliers. The Company has not qualified a second source for these products and the partial or complete loss of certain of these sources could have an adverse effect on the Company's results of operations and damage customer relationships. Further, a significant increase in the price of one or more of these components could adversely affect the Company's results of operations.

           Risks Associated with International Operations. International sales accounted for 53%, 59% and 60% of the Company's revenues for fiscal years 1995, 1996 and 1997, respectively. The Company expects that international sales will continue to represent a significant percentage of revenues. The Company's international business may be affected by changes in demand resulting from fluctuations in interest and currency exchange rates as well as by factors such as the risk of government financed competition, changes in trade policies, tariff regulations and difficulties in obtaining U.S. export licenses.

           Patents and Other Intellectual Property. The Company's success depends in part on its proprietary technology. The Company attempts to protect its proprietary technology through patents, copyrights, trademarks, trade secrets and license agreements. The Company believes, however, that its success will depend to a greater extent upon innovation, technological expertise and distribution strength. There can be no assurance that the Company will be able to protect its technology or that competitors will not be able to develop similar technology independently. No assurance can be given that the claims allowed on any patents held by the Company will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any patents issued to the Company will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to the Company. In addition, effective patent, copyright and trade secret protection may be unavailable or limited in certain foreign countries.

           As is typical in the Company's industry, the Company and its customers from time to time receive letters from third parties, including some of the Company's competitors, alleging infringement of such parties' patent rights by the Company's products. There can be no assurance that the Company would prevail in any litigation seeking damages or expenses from the Company or to enjoin the Company from selling its products on the basis of such alleged infringement or that the Company would be able to license any infringed patents on reasonable terms.

           Some customers using certain products of the Company received notices of infringement from Technivision Corporation and the late Jerome H. Lemelson, alleging that equipment used in the manufacture of semiconductor products infringes patents issued to Mr. Lemelson relating to "computer image analysis" or "digital signal generation and analysis." Certain of these customers have notified the Company that they may seek indemnification from the Company for any damages and expenses resulting from this matter. Neither the Company nor any of its products has been identified by Mr. Lemelson or Mr. Lemelson's estate as infringing his patents. There can be no assurance, however, that Mr. Lemelson's estate will not bring a claim against the Company for infringement or that the Company would prevail in any such action. If Mr. Lemelson's estate were to prevail in any such action, the Company might be required to pay license fees or royalties to the estate, which could have an adverse impact on the Company's profitability.

           Risks Associated with Acquisitions and Alliances. The Company has addressed the need to offer new products, in part, through the acquisition of technology and other businesses. The acquisition of other businesses involves numerous risks, including the difficulty of assimilating the operations, technologies and products of the acquired business, the diversion of management's attention from other business concerns, the risks of entering markets in which the Company has no or limited direct prior experience and must compete with competitors having stronger market positions, the potential loss of key employees of the acquired business and the risk that any such acquisitions could reduce the Company's future earnings. The integration of other businesses into ADE requires, among other things, integration of product offerings and coordination of sales, marketing, research, development, and management organizations. There can be no assurance that such integration will be accomplished smoothly or successfully. The difficulties of such integration may be increased by the necessity of coordinating organizations which are separated geographically. The inability of management to successfully integrate the operations of such acquired businesses could have a material adverse effect on the business and results of operations of the Company.

           Control by Existing Stockholders. The Company's directors and executive officers and members of their immediate families beneficially own approximately 34% of the Company's outstanding shares of Common Stock. Accordingly, these stockholders acting together will have the ability to significantly influence corporate actions requiring stockholder approval, including the election of the Company's directors. This concentration of ownership may also have the effect of delaying or preventing a change of control of the Company.

           Volatility of Stock Price. The stock market in general and the market for shares of technology companies in particular recently have experienced extreme price fluctuations, which have often been unrelated to the operating performance of the affected companies. Many companies in the semiconductor and semiconductor equipment industries, including the Company, experienced dramatic volatility in the market prices of their common stock during the last two years. The Company believes that factors such as announcements of developments related to the Company's business or its competitors' or customers' businesses, fluctuations in the Company's financial results, general conditions or developments in the semiconductor and semiconductor equipment industries and the worldwide economy, sales of the Company's Common Stock into the market, the number of market makers for the Company's Common Stock, announcements of technological innovations or new or enhanced products by the Company or its competitors or customers, a shortfall in revenue, gross margin, earnings or other financial results from or changes in analysts' expectations and developments in the Company's relationships with its customers and suppliers, or a variety of factors beyond the Company's control could cause the price of the Company's Common Stock to fluctuate, perhaps substantially. There can be no assurance that the market price of the Company's Common Stock will not experience significant fluctuations in the future, including fluctuations that are material, adverse and unrelated to the Company's performance.

                              SELLING STOCKHOLDERS

           All of the Shares offered below were issued in connection with the Company's acquisition by merger of all the outstanding capital stock of Digital Measurement Systems, Inc. ("DMS"), a privately-owned company, and a building which was integral to the operations of DMS.

                                               Shares Beneficially
                                           Owned prior to Offering(1)
                                           --------------------------
                                                                               Number of
       Name of Selling Stockholder            Number        Percent          Shares Offered
       ---------------------------            ------        -------          --------------
Advanced Development Corporation (2)          330,000        2.97%              330,000

Thouria Investment Trust(3)                    21,000          *                 21,000

Dennis Speliotis (4)(5)................       100,250          *                100,250

Evanthia Speliotis(4)..................       100,250          *                100,250

Ismene Speliotis(4)....................       100,250          *                100,250

Elias Speliotis(4).....................        50,250          *                 50,250

David C. Bono(6).......................       280,000        2.52%              280,000

Alan P. Sliski.........................        38,000          *                 38,000

----------------------
*     Less than one percent.

(1) The number of shares of Common Stock outstanding as of February 4, 1998 was 11,106,401.
(2) Advanced Development Corporation ("ADC") acquired the Shares owned by it in connection with ADE's acquisition of DMS. Shares sold in this offering may be sold by ADC or by the stockholders of ADC individually after distribution by ADC of the Shares to them. The stockholders of ADC are Dennis Speliotis, Evanthia Speliotis, Ismene Speliotis and Elias Speliotis.
(3) Thouria Investment Trust ("Thouria") acquired the Shares owned by it in connection with ADE's acquisition of a building which was integral to the operations of DMS. Shares sold in this offering may be sold by Thouria or by the beneficiaries of Thouria individually after distribution by Thouria of the Shares to them. The beneficiaries of Thouria are Dennis Speliotis, Evanthia Speliotis, Ismene Speliotis and Elias Speliotis.
(4) Shares acquired, or to be acquired, from ADC in redemption of capital stock of ADC, or from Thouria upon distribution to beneficiaries of Thouria. The number of Shares sold by the stockholders and beneficiaries, respectively, of ADC and Thouria, will be reduced by the number of Shares, if any, sold directly by ADC or Thouria.
(5) Dennis Speliotis is a Vice President of Marketing of ADE Technologies, Inc., a wholly owned subsidiary of the Company ("ATI"), and President of a division of ATI. He is the President and a stockholder of ADC and is the trustee and a beneficiary of Thouria.
(6) Mr. Bono is Director of Research and Development of ATI and a Vice President of a division of ATI.

           The Company will not receive any proceeds from the sale by the Selling Stockholders of any of the Shares.

                              PLAN OF DISTRIBUTION

           The Selling Stockholders may from time to time sell all or a portion of the Shares on the Nasdaq National Market or on any other national securities exchange on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include
(a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) exchange distributions and/or secondary distributions in accordance with the rules of the Nasdaq National Market, (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (e) privately negotiated transactions.

           The Selling Stockholders and any broker, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions, concessions or other compensation received by any such broker, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

           All expenses of the registration of the Shares will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholders will pay all selling commissions, if any.

           There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby.


                                  LEGAL MATTERS

           The validity of the Common Stock being offered hereby will be passed upon for the Company by Warner & Stackpole LLP, Boston, Massachusetts. Willard
G. McGraw, Jr., the Clerk of the Company and a partner of Warner & Stackpole LLP, owns 9,000 shares of the Common Stock of the Company.

                                     EXPERTS

           The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of ADE Corporation for the year ended April 30, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with the offering described in this Registration Statement.

      Registration fee................................    $3,749.75
      Legal fees and expenses.........................    $5,000.00
      Accounting fees and expenses....................    $3,500.00

                                                         $12,249.75
                                                         ----------
            Totals....................................



Item 15.   Indemnification of Directors and Officers.

      The Restated Articles of Organization of the Registrant provide that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Such paragraph provides further, however, that to the extent provided by applicable law, it will not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for distributions made in violation of the Registrant's Restated Articles of Organization or which are made when the Registrant is insolvent or which renders it insolvent, (iv) for loans made to officers or directors of the Registrant which are not repaid if the director has voted for such loans and they have not been approved or ratified as loans reasonably expected to benefit the Registrant, by a majority of directors who are not recipients of such loans or the holders of a majority of voting shares, which holders are not recipients of such loans, or (v) for any transactions from which the director derived an improper personal benefit.

      Article VI of the Registrant's By-laws provides that the Registrant shall indemnify each of its directors and officers (including persons who serve at the Registrant's request as directors, officers or trustees of another organization in which the Registrant has any interest, direct or indirect, as a stockholder, creditor or otherwise or who serve at the Registrant's request in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and counsel fees reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interest of the Registrant or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      As to any matter disposed of by a compromise payment by any such person, pursuant to a consent decree or otherwise, Article VI of the Registrant's By-laws provides that no indemnification shall be provided to such person for such payment or for any other expenses unless such compromise has been approved as in the best interests of the Registrant, after notice that it involves such indemnification (i) by a disinterested majority of the directors then in office or (ii) by a majority of directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appeared to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Registrant or
(iii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

      Article VI of the Registrant's By-laws provides that expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid by the Registrant, at the discretion of a majority of the disinterested directors then in office, in advance of the final disposition thereof, upon receipt of an undertaking by such director or officer to repay to the Registrant the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized under Article VI of the By-laws, which undertaking may be accepted by the Registrant without reference to the financial ability of such director or officer to make repayment.

      Article VI of the Registrant's By-laws gives the Board of Directors of the Registrant the power to authorize the purchase and maintenance of insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer or agent of the Registrant, or who is or was serving at the request of the Registrant as a director, officer or agent of another organization in which the Registrant has any interest, direct or indirect, as a stockholder, creditor or otherwise, or with respect to any employee benefit plan, against any liability incurred by such person in any such capacity, or arising out of such person's status as such agent, whether or not such person is entitled to indemnification by the Registrant pursuant to Article VI or otherwise and whether or not the Registrant would have the power to indemnify the person against such liability.

      Section 13(b) (1 1/2) of the Massachusetts Business Corporation Law, Chapter 156B of the General Laws of Massachusetts (the "MBCL") authorizes the provisions, described above, contained in the Articles of Organization, as amended, of the Registrant.

      Section 67 of the MBCL authorizes the provisions, described above, contained in Article VI of the By-laws of the Registrant.

      Section 65 of the MBCL provides that performance by a director, officer or incorporator of his duties in good faith and in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances, shall be a complete defense to any claim asserted against such director, officer or incorporator, except as otherwise expressly provided by statute, by reason of his being or having been a director, officer or incorporator of the corporation.

Item 16.   Exhibits.

   (a) Exhibits:

Exhibit No.       Description of Exhibit
-----------       -------------------------------

4.1*              Restated Certificate of Incorporation of the Registrant.

4.2*              By-Laws of the Registrant.

4.3*              Specimen stock certificate.

5                 Opinion of Warner & Stackpole LLP (filed herewith).

23.1              Consent of Price Waterhouse LLP (filed herewith).

23.2              Consent of Warner & Stackpole LLP (included in Exhibit 5).

24.1 Power of Attorney of officers and directors of the Registrant (included in the signature page).


* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 33-96408) or amendments thereto and incorporated herein by reference.



Item 17.   Undertakings.

(a)        The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westwood, Commonwealth of Massachusetts, on February 18, 1998.



                                 ADE CORPORATION


                                 By: /s/ Robert C. Abbe
                                    ---------------------------------------
                                    Robert C. Abbe
                                    President and Chief Executive Officer



                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert C. Abbe and Mark D. Shooman and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



              Signature                                           Title                                  Date
              ---------                                           -----                                  ----
           /s/ Robert C. Abbe                             President, Chief Executive Officer and     February 18, 1998
---------------------------------------                   Director (Principal Executive Officer)
               Robert C. Abbe

           /s/ Mark D. Shooman                            Vice President and                         February 18, 1998
---------------------------------------                   Chief Financial Officer (Principal
               Mark D. Shooman                            Financial Officer)


           /s/ Joseph E. Rovatti                          Controller (Principal Accounting           February 18, 1998
---------------------------------------                   Officer)
               Joseph E. Rovatti

           /s/ Landon T. Clay                             Director                                   February 18, 1998
---------------------------------------
               Landon T. Clay

           /s/ Harris Clay                                Director                                   February 18, 1998
---------------------------------------
               Harris Clay

           /s/ Francis B. Lothrop, Jr.                    Director                                   February 18, 1998
---------------------------------------
               Francis B. Lothrop, Jr.

           /s/ H. Kimball Faulkner                        Director                                   February 18, 1998
---------------------------------------
               H. Kimball Faulkner

           /s/ Kendall Wright                             Director                                   February 18, 1998
---------------------------------------
               Kendall Wright



                                  Exhibit Index


Exhibit No.       Description of Exhibit                                                         Page
-----------       ----------------------                                                         ----
4.1*              Restated Certificate of Incorporation of the Registrant.

4.2*              By-Laws of the Registrant.

4.3*              Specimen stock certificate.

5                 Opinion of Warner & Stackpole LLP (filed herewith).

23.1              Consent of Price Waterhouse LLP (filed herewith).

23.2              Consent of Warner & Stackpole LLP (included in Exhibit 5).

24.1              Power of Attorney of officers and directors of the Registrant (included in the signature page).

* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 33-96408) or amendments thereto and incorporated herein by reference.